UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ANTs software inc.
             (Exact name of Registrant as specified in its charter)

         Delaware                                   13-3054685
 (State of incorporation)               (I.R.S. Employer Identification No.)

                        700 Airport Boulevard, Suite 300
                              Burlingame, CA 94010
   (Address, including zip code, of Registrant's principal executive offices)

                       ANTs software inc. 2008 Stock Plan
                            (Full title of the Plan)

                            Paul David Marotta, Esq.
                               Megan Jeanne, Esq.
                             The Corporate Law Group
                        500 Airport Boulevard, Suite 120
                              Burlingame, CA 94010
                                 (650) 227-8000
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.


Large accelerated file |_|                        Accelerated filer         |X|

Non-accelerated filer  |_|  (Do not check if a    Smaller reporting company |_|
                             smaller reporting
                             company)

                                     CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                                   Proposed Maximum     Proposed Maximum       Amount of
       Title of Securities         Amount to be     Offering Price     Aggregate Offering    Registration
         to be Registered           Registered       Per Share               Price               Fee (1)
-----------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value
-----------------------------------------------------------------------------------------------------------
-       2008 Stock Plan             5,000,000(3)       $0.88(2)           $4,400,000           $172.92
===========================================================================================================

 (1) Amount of registration fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which provides that the fee shall be $39.30 per $1,000,000 of the proposed maximum aggregate offering price of the securities proposed to be offered.
 (2) Estimated in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the filing fee on the basis of $0.88 per share, which represents the closing price reported on the Over the Counter Bulletin Board System September 5, 2008.
 (3) In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

--------------------------------------------------------------------------------

                               ANTS SOFTWARE INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.    Plan Information.
           ----------------

      The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplement pursuant to Rule 424.

Item 2.    Registration Information and Employee Plan Annual Information.
           -------------------------------------------------------------

      The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplement pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.
           ---------------------------------------

      There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Commission:

     (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 17, 2008;

     (b) Our Current Report on Form 8-K, filed with the Commission on April 2, 2008, concerning item 1.01.

     (c) Our Current Report on Form 8-K, filed with the Commission on April 2, 2008, concerning item 3.02;

     (d) Our Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 14, 2008.

     (e)  Our Current  Report on Form 8-K,  filed with the  Commission on May 5,
          2008;

     (f) Our Quarterly Report on Form 10-Q, filed with the Commission on May 9, 2008;

     (g) Our Current Report on Form 8-K, filed with the Commission on May 16, 2008;

     (h) Our Current Report on Form 8-K, filed with the Commission on May 21, 2008;

     (i) Our Current Report on Form 8-K, filed with the Commission on May 27, 2008;

     (j) Our Current Report on Form 8-K, filed with the Commission on June 3, 2008;

     (k) Our Current Report on Form 8-K, filed with the Commission on June 27, 2008;

     (l) Our amended Current Report on Form 8-K/A, filed with the Commission on August 13, 2008;

     (m) Our Current Report on Form 8-K, filed with the Commission on August 18, 2008;

     (n) Our Quarterly Report on Form 10-Q, filed with the Commission on August 18, 2008;

     (o) Our amended Current Report on Form 8-K/A, filed with the Commission on August 29, 2008;

     (p) The description of Our common stock contained in Our Form 10SB12G filed with the Securities and Exchange ( Commission on September 14, 1999 including any amendment or report filed for the purpose of updating such description.

         Also incorporated by reference are all documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the initial filing of this registration statement and before we stop offering the securities described in this registration statement. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as proxy statements. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be "filed" for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

         You may request copies of these filings, at no cost, by writing to or calling our Investor Relations department at:

        ANTs software inc.
        700 Airport Boulevard, Suite 300
        Burlingame, CA 94010
        Telephone: (659) 931-0500

         Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities.
        -------------------------

        Not applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

         The validity of the shares of Common Stock registered hereby has been passed upon by The Corporate Law Group, counsel for the Registrant. As of the date hereof, Paul Marotta, a member of Registrant's counsel owns 20,140 shares of common stock, and TCLG Partners II, LLC, an affiliate of the Registrant's counsel, has options to purchase up to 58,662 shares of Common Stock of the Registrant at an average exercise price of $2.65 per share.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         As permitted by Section 145 of the General Corporation Law of Delaware,
Article  V(B)  of  the   Registrant's   Amended  and  Restated   Certificate  of
Incorporation, provides as follows:

         "To the fullest extent not prohibited by law, the Corporation: (i) shall indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that the person is or was a director of the Corporation, and (ii) may indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that the person is or was an officer, director, employee or agent of the Corporation, or a fiduciary (within the meaning of the Employee Retirement Income Security Act of 1974), with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent of, or as a fiduciary (as defined above) of an employee benefit plan of, another corporation, partnership, joint venture, trust or other enterprise. This Certificate shall not be deemed exclusive of any other provision for the indemnification of directors, officers, employees, or agents that may be included in any statute, bylaw, agreement, resolution of shareholders or directors or otherwise, both as to action in any official capacity and action in any other capacity while holding office, or while an employee or agent of the Corporation."

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or for any transaction from which the director derived an improper personal benefit.

         As permitted by Section 102 of the General Corporation Law of Delaware,
Article  V(A)  of  the   Registrant's   Amended  and  Restated   Certificate  of
Incorporation, provides as follows:

         "To the fullest extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Corporation shall not be liable to the Corporation or its stockholders for any monetary damages for conduct as a director. Neither any amendment to or repeal of this Certificate or amendment to the Delaware General Corporations Law nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Certificate shall adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

         The  Registrant's  Amended and Restated  Bylaws,  provide in Article V,
Section 6 for the indemnification of Registrant's corporate agents as follows:

         "The Corporation shall indemnify each of its agents against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person by reason of such person's having been made or having threatened to be made a party to a proceeding in accordance with the provisions of the Articles of Incorporation and Delaware General Corporation Law. The Corporation shall advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by subdivision (f) of Title 8, Section 145 of Delaware law. The terms "agent", "proceeding" and "expenses" made in this Section 6 shall have the same meaning as such terms in the Delaware General Corporation Law."

         In addition to the above, the Registrant has entered into indemnification agreements with its directors and executive officers to indemnify the foregoing persons against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by each of them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of Corporation) to which the indemnified person is, was or at any time becomes a party, or is reasonably thought to be threatened to be made a party, by reason of the fact that the indemnified person is, was or at any time becomes a director, officer, employee or agent of the Registrant, or is or was serving or at any time serves at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         Notwithstanding the foregoing, under the indemnification agreements between the Registrant and its directors and executive officers, no indemnity will be paid for any of the following: (i) to the extent the aggregate of losses to be indemnified exceeds the sum of (A) such losses for which the director or officer is indemnified and (B) any settlement pursuant to any D & O Insurance purchased and maintained by the Registrant; (ii) in respect to remuneration paid to the director or officer if it shall be determined by a final judgment without right of appeal, or other final adjudication that such remuneration was in violation of law; (iii) on account of any suit in which judgment is rendered against the director or officer for an accounting of profits made from the purchase or sale by him of securities of the Registrant pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and
amendments thereto or similar provisions of any federal, state or local statutory law; (iv) on account of the director's or officer's acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;
(v) on account of any proceeding (other than the enforcement of the indemnification agreement by the director or officer against the Registrant) initiated by the director or officer unless such proceeding was authorized by the uninterested directors of the Registrant; or (vi) if a final decision without right of appeal by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         Additionally, no indemnity will be paid for any of the following: (i) on account of acts or omissions that the director or officer believed or believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director or officer; (ii) with respect to any transaction from which the director or officer derived an improper personal benefit; (iii) on account of acts or omissions that show a reckless disregard for the director's or officer's duties to the Registrant or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to the Registrant or its shareholders; (iv) on account of acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or officer's duties to the Registrant or its shareholders; (v) to the extent prohibited by Section 144 of the Delaware general Corporation Law, entitled "Interested Directors; Quorum;" (vi) in respect of any claim, issue or matter as to which the director or officer shall have been adjudged to be liable to the Registrant in the performance of his duties to the Registrant and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for expenses and then only to the extent that such court shall determine; (vii) of amounts paid in settling or otherwise disposing of a pending action without court approval; and (viii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

      The indemnification provisions in the amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws and the indemnification agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

        Not applicable.

Item 8. Exhibits.
        --------

 Exhibit
 Number   Description
--------- ----------------------------------------------------------------------

4.1       Amended and Restated Certificate of Incorporation of the Registrant.

4.2(1)    Amended and Restated Bylaws of the Registrant.

5.1       Opinion of Counsel as to legality of securities being registered.

23.1 Consent of Burr, Pilger and Mayer, LLP, Independent Registered Public Accounting Firm.

23.2      Consent of Counsel (contained in Exhibit 5.1).

24.1      Power of Attorney (see signature page of this Registration Statement).

99.1(2)   ANTs software inc. 2008 Stock Plan.

--------------------------------------------------------------------------------

(1) Incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Commission on March 17, 2008.

(2) Incorporated by reference to Appendix A to the Registrant's Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 14, 2008.

Item 9.   Undertakings.
          ------------

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration   Fee"  table  in  the   effective   registration
                  statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on this 8th day of September, 2008.

                                          ANTS SOFTWARE INC.

                                          By: /s/ Joseph M. Kozak
                                              ----------------------------------
                                              Joseph M. Kozak, Chairman, Chief
                                              Executive Officer, and President

                                POWER OF ATTORNEY

      We, the undersigned officers and directors of ANTs software inc., hereby severally constitute and appoint Joe Kozak and Kenneth Ruotolo, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons effective as of this 8th day of September, 2008 in the capacities indicated.


                     Signature
--------------------------------------------------

/s/ Joseph M. Kozak                                           /s/ Kenneth Ruotolo
--------------------------------------------------            --------------------------------------------------
Joseph M. Kozak          Chairman, Chief Executive            Kenneth Ruotolo          Executive Vice President,
Officer, President and Director (principal                    Secretary, and Chief Financial Officer (principal
executive officer)                                            financial officer, principal accounting officer)



/s/ Francis K. Ruotolo                                        /s/ Craig Campbell
---------------------------------------------------           --------------------------------------------------
Francis K. Ruotolo      Director                              Craig Campbell            Director

/s/ John R. Gaulding                                          /s/ Ari Kaplan
---------------------------------------------------           --------------------------------------------------
John R. Gaulding        Director                              Ari Kaplan                Director

/s/ Robert H. Kite                                            /s/ Robert T. Jett
---------------------------------------------------           --------------------------------------------------
Robert H. Kite          Director                              Robert T. Jett            Director

/s/ Thomas Holt
---------------------------------------------------
Thomas Holt             Director
